UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 25, 2026

Launch Two Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42306	98-1801568
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 Grand Avenue, Suite 1530
Oakland, CA 94612

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (510)  692-9600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	LPBBU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	LPBB	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	LPBBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Business Combination Agreement

General Description of the Business Combination Agreement

On June 25, 2026, Launch Two Acquisition Corp., a Cayman Islands exempted company (“SPAC” or “Launch Two”), entered into a Business Combination Agreement (the “Business Combination Agreement”) with NuCube Energy, Inc., a Delaware corporation (together with its successors, “NuCube” or the “Company”), Tesseract Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of SPAC (“Merger Sub”), Jay McEntee, in the capacity as the representative, from and after the Effective Time (as defined below), for the shareholders of SPAC as of immediately prior to the Effective Time and their successors and assigns (other than the Company Stockholders) and IdealabAZ, Inc., a Delaware corporation, in the capacity as representative, from and after the Effective Time, for the Company Stockholders as of immediately prior to the Effective Time (the “Seller Representative”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Business Combination Agreement.

Pursuant to the Business Combination Agreement and subject to the terms and conditions set forth therein, (i) on or prior to the closing (the “Closing”, and the date and time of the Closing, the “Closing Date”) of the transactions contemplated by the Business Combination Agreement (the “Business Combination”), SPAC will de-register from the Register of Companies of the Cayman Islands and transfer by way of continuation out of the Cayman Islands and into the State of Delaware so as to re-domicile as and become a Delaware corporation pursuant to Part 12 of the Companies Act (Revised) of the Cayman Islands and the applicable provisions of the General Corporation Law of the State of Delaware (the “Domestication”); and (ii) following the Domestication, (A) Merger Sub will merge with and into NuCube, with NuCube continuing as the surviving entity (the “Merger”) and, as a result of which, each share of common stock of the Company, par value $0.0001 per share (the “Company Common Stock”) issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (after giving effect to the Preferred Conversion (as defined below)) shall no longer be outstanding and shall automatically be cancelled and cease to exist in exchange for the right to receive a number of shares of common stock of SPAC, par value $0.0001 per share (the “SPAC Common Stock”) equal to the Exchange Ratio (as defined below), and (B) prior to the Effective Time, all outstanding shares of preferred stock of NuCube will either be exchanged for, or convert into, shares of Company Common Stock at the applicable conversion ratio (including any accrued or declared but unpaid dividends) in accordance with the Company’s organizational documents (the “Preferred Conversion”). As a result of the Merger and the Business Combination, NuCube will become a wholly owned subsidiary of SPAC, all upon the terms and subject to the conditions set forth in the Business Combination Agreement.

At the Effective Time, each outstanding option (whether vested or unvested) (each, a “Company Option”) to purchase Company Common Stock will be assumed by and automatically converted into an option for shares of SPAC Common Stock (each, an “Assumed Option”) subject to the same terms, conditions, vesting schedule and other provisions as are currently applicable to such Company Options; provided that each Assumed Option will be exercisable for the number of shares of SPAC Common Stock equal to the product of the Exchange Ratio (as defined below) multiplied by the number of shares of Company Common Stock subject to the Company Option as of immediately prior to the Effective Time, rounded down to the nearest whole number, at an exercise price equal to the quotient of the per share exercise price of the Company Option divided by the Exchange Ratio, rounded up to the nearest whole cent.

At the Effective Time, each warrant to purchase Company Common Stock (each, a “Company Warrant”) that is outstanding and unexercised immediately prior to the Effective Time shall be assumed by SPAC and automatically converted into a warrant for shares of SPAC Common Stock (each, an “Assumed Warrant”). Each Assumed Warrant will be subject to the same terms, conditions and other provisions as are currently applicable to the applicable Company Warrant; provided that each Assumed Warrant will be exercisable for the number of shares of SPAC Common Stock equal to the product of the Exchange Ratio multiplied by the number of shares of Company Common Stock subject to such Company Warrant as of immediately prior to the Effective Time, rounded down to the nearest whole number, at an exercise price equal to the quotient of the per share exercise price of such Company Warrant divided by the Exchange Ratio, rounded up to the nearest whole cent.

Consideration

The aggregate consideration to be delivered to the security holders of NuCube as of the Effective Time will be a number of newly issued shares of SPAC Common Stock equal to the quotient of (A) $500,000,000 minus the excess of the Company’s expenses (if any) over $5,000,000 (such net amount, the “Purchase Price”), divided by (B) $10.82 (the “Reference Price”), with each holder of Company Common Stock (each, a “Company Stockholder”) receiving, for each share of Company Common Stock held immediately prior to the Effective Time (after giving effect to the Preferred Conversion or otherwise treating shares of Company Preferred Stock on an as-converted to Company Common Stock basis), a number of shares of SPAC Common Stock equal to the Exchange Ratio, each holder of Company Options receiving for such holder’s Company Options then held the Assumed Options, and each holder of Company Warrants receiving for such holder’s Company Warrants then held the Assumed Warrants. The Exchange Ratio refers to the quotient obtained by dividing (i) the quotient of the Purchase Price divided by the Reference Price by (ii) the Fully Diluted Company Shares (as defined below) (the “Exchange Ratio”).

The Business Combination Agreement also provides for an earnout of up to 12,575,000 additional shares of SPAC Common Stock (the “Earnout Shares”) to Company Stockholders following the Closing. The Earnout Shares will be released from escrow if, during the three-year period following the Closing, the volume weighted average price of SPAC Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations and similar transactions after the Closing) for at least 20 trading days within any consecutive 30 trading day period (the “Triggering Event”), subject to adjustment as set forth in the Business Combination Agreement. If the Triggering Event is achieved, 50% of the Earnout Shares will be released 90 days following confirmation of such Triggering Event (the “Determination Date”), and the remaining 50% of the Earnout Shares will be released 180 days after the Determination Date. If the Triggering Event is not achieved during the Earnout Period, the Earnout Shares will be forfeited to SPAC and cancelled.

The “Fully Diluted Company Shares” means, without duplication, (a) the total number of shares of Company Common Stock issued and outstanding as of immediately prior to the Effective Time (after giving effect to the Preferred Conversion), plus (b) the aggregate number of shares of Company Common Stock issuable upon, or pursuant to the conversion of Company SAFEs, plus (c) the aggregate number of shares of Company Common Stock issuable upon, or pursuant to, the exercise of Company Options that are issued and outstanding as of immediately prior to the Effective Time, treating such outstanding Company Options as having been exercised in full (calculated on a “cashless” (i.e. net exercise basis), plus (d) the aggregate number of shares of Company Common Stock issuable upon, or pursuant to, the exercise of Company Warrants that are issued and outstanding as of immediately prior to the Effective Time, treating such Company Warrants as having been exercised in full (calculated on a “cashless” (i.e., net exercise) basis).

Representations and Warranties

The Business Combination Agreement contains representations and warranties that are reasonably customary for similar transactions that are made by the parties as of the date of the Business Combination Agreement, or other specified dates, solely for the benefit of certain of the parties to the Business Combination Agreement, and in certain cases are subject to specified exceptions and materiality, Material Adverse Effect (as defined below), knowledge and other qualifications contained in the Business Combination Agreement or in information provided pursuant to certain disclosure schedules to the Business Combination Agreement. “Material Adverse Effect” means, with respect to any specified person or entity, any fact, event, occurrence, change or effect that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect upon (i) the business, assets, liabilities, results of operations or condition (financial or otherwise) of such person or entity and its subsidiaries, taken as a whole, or (ii) the ability of such person or entity or any of its subsidiaries on a timely basis to consummate the Business Combination, subject to customary exceptions.

No Survival

The representations and warranties of the parties contained in the Business Combination Agreement terminate as of, and do not survive, the Closing, and there are no indemnification rights for another party’s breach. The covenants and agreements of the parties contained in the Business Combination Agreement do not survive the Closing, except those covenants and agreements to be performed after the Closing, which covenants and agreements will survive until fully performed.

Covenants of the Parties

Each party to the Business Combination Agreement has agreed to use its commercially reasonable efforts, and to cooperate fully with one another, to consummate the Business Combination. The Business Combination Agreement also contains certain customary covenants by each of the parties that apply during the period between the signing of the Business Combination Agreement and the earlier of the Closing or the termination of the Business Combination Agreement (the “Interim Period”), including (i) the provision of access to the applicable party’s properties, books and personnel; (ii) the operation of the parties’ respective businesses in the ordinary course of business; (iii) the current and timely filing of SPAC’s public filings; (iv) no insider trading; (v) notifications to the other parties of certain breaches, consent requirements and other matters; (vi) obtaining third-party and regulatory approvals; (vii) tax matters; (viii) further assurances; (ix) public announcements; (x) confidentiality; and (xi) other covenants. The Business Combination Agreement also contains certain customary post-Closing covenants, including, without limitation, in regard to (1) tax matters; (2) the maintenance of books and records; and (3) the indemnification of directors and officers.

Additionally, both the SPAC and the Company agreed that it will not solicit or enter into a competing alternative transaction, in accordance with customary terms and provisions set forth in the Business Combination Agreement.

SPAC agreed that it will not approve, endorse or recommend, or publicly propose to approve, endorse or recommend, any Acquisition Proposal, or otherwise change, withdraw, withhold, qualify or modify, or publicly propose to change, withdraw, withhold, qualify or modify its recommendation to its shareholders (the “SPAC Board Recommendation”) for approval of the Business Combination Agreement and the Business Combination (a “Change in Recommendation”); provided, however, that if the SPAC’s board of directors (the “SPAC Board”), after consultation with its outside legal counsel, determines in good faith, in response to an Intervening Event, that the failure to make a Change in Recommendation would be a breach of its fiduciary duties under applicable law, then the SPAC Board may make a Change in Recommendation; provided that SPAC will not be entitled to make a Change in Recommendation unless (i) SPAC delivers to NuCube a written notice advising NuCube that the SPAC Board proposes to take such action and containing the material facts underlying its determination that an Intervening Event has occurred, and (ii) at or after 5:00 p.m., New York City time, on the fifth Business Day immediately following delivery of such notice (subject to an additional three Business Day period for any new notice relating to a material development with respect to such Intervening Event), the SPAC Board reaffirms in good faith, after consultation with its outside legal counsel and taking into account any adjustments to the terms of the Business Combination Agreement offered by NuCube, that the failure to make a Change in Recommendation would be a breach of its fiduciary duties under applicable law; provided that any Change in Recommendation shall not affect SPAC’s obligations to call an extraordinary general meeting to approve the SPAC Shareholder Approval Matters.

NuCube will deliver to SPAC financial statements of NuCube audited by a PCAOB-qualified auditor in accordance with PCAOB auditing standards, accompanied by an unqualified opinion of the auditor thereon (collectively, the “Audited Financials”), as soon as reasonably practicable after the date of the Business Combination Agreement but no later than 45 days from the date of the Business Combination Agreement (the “Audit Delivery Date”).

SPAC and NuCube will, as promptly as practicable after the date of the Business Combination Agreement, prepare and file with the U.S. Securities and Exchange Commission (the “SEC”), a registration statement on Form S-4 (as amended, the “Registration Statement”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the securities of SPAC to be issued pursuant to the Business Combination, and containing a proxy statement/prospectus for the solicitation of proxies from SPAC shareholders to approve the Business Combination Agreement, the Business Combination and related matters at an extraordinary general meeting of SPAC’s shareholders (the “SPAC Special Meeting”), and providing SPAC’s public shareholders with an opportunity to request redemption of their public shares in connection with the Business Combination, as required by SPAC’s amended and restated memorandum and articles of association and SPAC’s IPO Prospectus (as defined below) (the “Redemption”).

As promptly as practicable after the Registration Statement has become effective and distributed by SPAC (and in all cases within ten days following such date), the Company will either (a) call a meeting of its stockholders to obtain and deliver to SPAC a written consent of the Company Stockholders in order to approve the Business Combination Agreement and each of the ancillary documents to which the Company is or is required to be a party or bound and the consummation of the transactions contemplated thereby (the “Company Stockholder Approval”) or (b) use its reasonable best efforts to obtain a signed written consent in lieu of a meeting of its stockholders for the Company Stockholder Approval. At the request of SPAC, NuCube shall make the members of its management reasonably available to participate in management presentations, “road shows,” rating agency presentations, meetings with financing sources and similar events in connection with obtaining the approval of SPAC shareholders, any “share recycling” efforts by SPAC and the obtaining of any debt or equity financing (including Transaction, ratings or governmental or other third-party approvals.

The parties shall take all action necessary so that, effective at the Closing, the post-Closing board of directors of SPAC (the “Post-Closing Board”) will consist of at least seven individuals, two of which will be designated by SPAC (each of whom shall be independent directors in accordance with the requirements of The Nasdaq Stock Market LLC (“Nasdaq”)), five of whom will be designated by NuCube (at least three of whom shall be independent directors in accordance with the requirements of Nasdaq). The amended and restated organizational documents of SPAC will provide for a classified board structure consisting of three classes of directors serving staggered terms. In addition, at or prior to the Closing, SPAC will enter into customary director indemnification agreements with each member of the Post-Closing Board. The parties shall also take all action necessary so that the individuals serving as the chief executive officer and chief financial officer, respectively, of SPAC immediately after the Closing will be the same individuals (in the same office) as that of NuCube immediately prior to the Closing (unless, at its sole discretion, NuCube desires to appoint another qualified person to either such role, in which case, such other person(s) identified by NuCube shall serve in such role or roles).

During the Interim Period, SPAC and NuCube shall use reasonable best efforts to enter into written agreements for Transaction Financings (as defined below) with aggregate proceeds of at least $100 million (on such terms and structuring and using such strategy, placement agents and approach, as SPAC and NuCube shall mutually agree). “Transaction Financings” mean capital raising transactions in connection with the Business Combination structured as one or a combination of common equity, preferred equity, convertible equity or debt, non-redemption or backstop arrangements with respect to the Trust Account, a committed equity facility, debt facility, and/or other sources of cash or cash equivalents, in each case, whether such investment is into SPAC or NuCube.

Conditions to Closing

The obligations of the parties to consummate the Business Combination are subject to various conditions, including the following mutual conditions of the parties, unless waived: (i) the approval of the Business Combination Agreement and the Business Combination and related matters by the requisite vote of each of SPAC’s shareholders and Company’s stockholders; (ii) the expiration or termination of any waiting period applicable to the consummation of the Business Combination Agreement under any antitrust laws; (iii) obtaining applicable regulatory approvals; (iv) no law or order preventing or prohibiting the Business Combination; (v) appointment of the Post-Closing Board consistent with the requirements of the Business Combination Agreement; (vi) the effectiveness of the Registration Statement; (vii) the Amended Organizational Documents shall have been adopted as the Organizational Documents of SPAC; (viii); the SPAC Common Stock shall have been approved for listing on Nasdaq or the New York Stock Exchange upon the Closing; and (ix) SPAC having adopted, on or prior to the Closing, an incentive plan substantially in the form attached to the Business Combination Agreement.

In addition, unless waived by NuCube, the obligations of NuCube to consummate the Business Combination are subject to the satisfaction of the following closing conditions, in addition to customary certificates and other closing deliveries: (i) the representations of SPAC relating to organization and standing, authorization, non-contravention, capitalization (other than certain portions of such representation in the Business Combination Agreement) and finders and brokers being true and correct in all material respects on and as of the date of the Business Combination Agreement and as of the Closing Date (except to the extent that any such representation and warranty is expressly made as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date); (ii) the representations and warranties of SPAC set forth in certain portions of the capitalization representation being true and correct in all respects (except for de minimis inaccuracies) on and as of the date of the Business Combination Agreement and as of the Closing Date (except to the extent that any such representation and warranty is expressly made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects (except for de minimis inaccuracies) as of such earlier date); (iii) all other representations and warranties of SPAC being true and correct (without giving effect to any limitations as to “materiality” or any similar limitation set forth herein) in all respects on and as of the date of the Business Combination Agreement and as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is expressly made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date), except where the failure of such representations and warranties to be true and correct, individually and in the aggregate has not had a Material Adverse Effect; (iv) SPAC having performed in all material respects its obligations and complied in all material respects with the covenants and agreements under the Business Combination Agreement required to be performed or complied with by SPAC on or prior to the Closing Date; (v) the sum of (x) the aggregate cash proceeds available for release from the Trust Account (after giving effect to the completion and payment of the Redemption), plus (y) the aggregate gross proceeds of any Transaction Financings minus (z) the aggregate amount of each party’s Expenses, shall equal or exceed $75,000,000; (vi) each of the Sponsor Support Agreement, the Insider Letter Amendment and the Amended Registration Rights Agreement shall be in full force and effect in accordance with the terms thereof as of the Closing; and (vii) SPAC shall have delivered certain other documents as set forth in the Business Combination Agreement.

Unless waived by SPAC, the obligations of SPAC to consummate the Business Combination are subject to the satisfaction of the following closing conditions, in addition to customary certificates and other closing deliveries: (i) the representations of NuCube relating to capitalization being true and correct in all respects (except for de minimis inaccuracies) on and as of the date of the Business Combination Agreement and as of the Closing Date; (ii) the representations of NuCube relating to organization and standing, authorization, non-contravention, capitalization (other than the certain portions of such representation in the Business Combination Agreement) and finders and brokers being true and correct (without giving effect to any limitation as to “materiality” set forth therein) in all material respects on and as of the date of the Business Combination Agreement and as of the Closing Date (except to the extent that any such representation and warranty is expressly made as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date); (iii) all other representations and warranties of NuCube being true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar limitation set forth herein) in all respects on and as of the date of the Business Combination Agreement and on and as of the Closing Date (except to the extent that any such representation and warranty is expressly made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date), except where the failure of such representations and warranties to be true and correct, individually and in the aggregate has not had a Material Adverse Effect on NuCube; (iv) NuCube having performed in all material respects all of its obligations and complied in all material respects with all of its agreements and covenants under the Business Combination Agreement required to be performed or complied with on or prior to the Closing Date; (v) absence of any Material Adverse Effect with respect to NuCube since the date of the Business Combination Agreement which is continuing and uncured; (vi) the Company Support Agreement, the Non-Competition Agreement, the Employment Agreement, and the Amended Registration Rights Agreement being in full force and effect as of the Closing; (vii) the Preferred Conversion shall have been completed; and (viii) NuCube having delivered certain other documents as set forth in the Business Combination Agreement.

Termination

The Business Combination Agreement may be terminated at any time prior to the Closing by either SPAC or NuCube if the Closing does not occur by October 9, 2026, (the “Outside Date”); provided that if the SPAC obtains, prior to the Outside Date, (i) agreements have been entered into for Transaction Financing in the aggregate gross amount of at least $75,000,000 and (ii) the approval of its shareholders for an extension of the deadline by which SPAC must complete its Business Combination, then the Outside Date shall automatically be amended to November 9, 2026; provided further that this right to terminate the Business Combination Agreement shall not be available to any party if the breach or violation by such party or its affiliates of any representation, warranty, covenant or obligation under the Business Combination Agreement was the cause of, or resulted in, the failure of the Closing to occur on or before the Outside Date.

The Business Combination Agreement may also be terminated under certain other customary and limited circumstances at any time prior the Closing, including, among other reasons: (i) by mutual written consent of SPAC and NuCube; (ii) by written notice by either SPAC or NuCube to the other if a governmental authority of competent jurisdiction shall have issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Business Combination, and such order or other action has become final and non-appealable; (iii) by NuCube for SPAC’s uncured breach of the Business Combination Agreement, such that the related closing condition would not be met; (iv) by SPAC for NuCube’s uncured breach of the Business Combination Agreement, such that the related closing condition would not be met; (v) by SPAC, if there shall have been a Material Adverse Effect on NuCube following the date of the Business Combination Agreement which is (or are) not cured and continuing; (vi) by NuCube prior to obtaining the approval of the SPAC’s shareholders, if the SPAC Board shall have (x) made a Change in Recommendation or (y) failed to include the SPAC Board Recommendation in the proxy statement; provided, however, that NuCube shall provide such written notice, if at all, within 72 hours after the occurrence of either (x) or (y) above; (vii) by either NuCube or SPAC if SPAC holds the SPAC Special Meeting to approve the Business Combination Agreement and the Business Combination, and such approval is not obtained; (viii) by either NuCube or SPAC if the NuCube’s meeting to approve the Company Stockholder Approval was held and NuCube’s stockholder approval was not obtained; and (ix) by written notice from SPAC to NuCube, at any time within 60 days after the Audit Delivery Date, if NuCube has not delivered the Audited Financials prior to the date of such notice of termination.

If the Business Combination Agreement is terminated, all further obligations of the parties under the Business Combination Agreement (except for certain obligations related to public announcements, confidentiality, effect of termination, fees and expenses, trust account waiver, and customary miscellaneous provisions) will terminate, and no party to the Business Combination Agreement will have any further liability to any other party thereto except for liability for fraud or for willful breach of the Business Combination Agreement prior to such termination.

Fees and Expenses

All expenses incurred in connection with the Business Combination Agreement and the Business Combination shall be paid by the party incurring such expenses; provided that (i) if the Closing occurs, all expenses incurred by SPAC and NuCube will be paid or reimbursed by SPAC from the Trust Account, the Transaction Financings, or other cash sources available to SPAC at the Closing, (ii) all fees, costs and expenses (including filing fees) under any applicable antitrust laws shall be shared equally between the parties, (iii) all fees, costs and expenses (including filing fees and printer costs) in connection with filing the Registration Statement shall be paid by SPAC, and (iv) all fees, costs and expenses (including filing fees) in connection with a stock exchange listing application shall be paid by SPAC. If the Closing occurs, the fees in (iii) and (iv) shall not count as transaction expenses for purposes of the forfeiture of Founder Shares and Placement Warrants (as defined below) pursuant to the Sponsor Support Agreement.

Trust Account Waiver

Each of NuCube and Seller Representative agreed that it and its respective affiliates will not have any right, title, interest or claim of any kind in or to any monies in SPAC’s trust account held for its public shareholders, and has agreed not to, and waived any right to, make any claim against the trust account (including any distributions therefrom).

Governing Law

The Business Combination Agreement is governed by New York law and, the parties are subject to exclusive jurisdiction of federal and state courts located in New York, New York (and any appellate courts thereof). Notwithstanding the foregoing, the provisions related to the matters set forth in the Business Combination Agreement that relate to the Domestication, and all other provisions therein that are expressly or otherwise required to be governed by the Laws of the Cayman Islands, shall be exclusively governed by and construed in accordance with the Laws of the Cayman Islands.

Related Agreements

Company Support Agreement

Simultaneously with the execution of the Business Combination Agreement, stockholders of NuCube holding capital stock of NuCube sufficient to approve the adoption of the Business Combination Agreement and approve the Merger and the other transactions contemplated by the Business Combination Agreement (the “Company Support Stockholders”) entered into support agreements (each, a “Company Support Agreement”), pursuant to which, among other things, each Company Support Stockholder agreed to vote its shares of capital stock of NuCube (the “Subject Stock”) in favor of the adoption of the Business Combination Agreement, the ancillary documents, the approval of the Business Combination, the Preferred Conversion, and any amendments to NuCube’s organizational documents in connection therewith, subject to certain customary conditions. Each Company Support Stockholder also agreed to take certain other actions in support of the Business Combination Agreement and the Business Combination (and any actions required in furtherance thereof), including executing and delivering certain ancillary documents contemplated by the Business Combination Agreement, and to refrain from taking actions that would adversely affect their ability to perform such Company Support Stockholder’s obligations under the Company Support Agreement and each such Company Support Stockholder unconditionally and irrevocably waived any and all pre-emption rights, rights of first offer, rights of first refusal, rights of participation, tag-along rights and all other similar rights that such Company Support Stockholder may have in respect of the Business Combination. Each Company Support Stockholder also agreed to be bound by certain non-solicitation restrictions consistent with the Business Combination Agreement and not to transfer their Subject Stock during the period from and including the date of the Company Support Agreement and the first to occur of the date of Closing or the date on which the Company Support Agreement is terminated, subject to certain customary exceptions. A copy of the form of the Company Support Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Lock-Up Agreements

Simultaneously with the execution of the Business Combination Agreement, certain stockholders of NuCube (the “Lock-Up Holders”) entered into lock-up agreements (each, a “Lock-Up Agreement”), pursuant to which each Lock-Up Holder agreed not to (i) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of SPAC Common Stock other than shares of SPAC Common Stock and shares of SPAC Common Stock issuable upon the exercise of warrants acquired by such Lock-Up Holder for value in the public markets and not pursuant to the Business Combination, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such shares of SPAC Common Stock, or (iii) publicly disclose (other than in compliance with the Amended Registration Rights Agreement (as defined below)) the intention to do any of the foregoing, for a period commencing from the Closing and ending on the date that is 180 days after the Closing Date (subject to early release on the earlier upon (x) the date on which the volume-weighted average trading price of the SPAC Common Stock quoted on Nasdaq (or such other exchange on which the SPAC Common Stock may then be listed) is greater than or equal to $12.50 for any 20 trading days within any 30 trading day period beginning after the Closing and (y) subsequent to the Closing, the date on which SPAC consummates a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of its stockholders having the right to exchange their shares for cash, securities, or other property), subject to certain customary transfer exceptions. A copy of the form of the Lock-Up Agreement is attached as Exhibit 10.2 hereto and is incorporated herein by reference.

Sponsor Support Agreement

Simultaneously with the execution of the Business Combination Agreement, SPAC, NuCube and Launch Two Sponsor, LLC (the “Sponsor”), entered into a support agreement (the “Sponsor Support Agreement”), pursuant to which the Sponsor agreed, among other things, to (A) waive its anti-dilution rights with respect to the Class B ordinary shares of SPAC (the “Founder Shares”) held by the Sponsor; and (B) vote all of the SPAC’s ordinary shares held by it in favor of (i) the Business Combination Agreement and the Business Combination (ii) each other proposal included in the proxy statement for the SPAC Special Meeting and for which SPAC Board has recommended that the SPAC shareholders vote in favor and against any competing transaction. In addition to the foregoing, the Sponsor Support Agreement prevents transfers of the securities of SPAC held by the Sponsor between the date of the Sponsor Support Agreement and its termination, subject to certain limited exceptions.

Additionally, Sponsor agreed that, to the extent SPAC’s Expenses, less any deferred underwriting fee payable to the underwriter of SPAC’s initial public offering and any fees payable to placement agents, investment banks, advisors or arrangers in connection with Transaction Financings exceed $5,000,000, Sponsor will immediately prior to the Closing irrevocably transfer to SPAC, surrender and forfeit for no consideration a number of Founder Shares and private placement warrants held by the Sponsor (the “Placement Warrants”) equal in value to such excess amount (with such shares and warrants valued based on the Reference Price). A copy of the Sponsor Support Agreement is attached as Exhibit 10.3 hereto and is incorporated herein by reference.

Non-Competition and Non-Solicitation Agreement

Simultaneously with the execution and delivery of the Business Combination Agreement, Mr. Cristian Rabiti, the chief executive officer of NuCube, entered into a Non-Competition and Non-Solicitation Agreement (the “Non-Competition Agreement”) in favor of SPAC and the Company (the “Covered Parties”), pursuant to which the Mr. Rabiti will agree for a period of 18 months after the Closing Date not to compete with the Covered Parties and not to solicit the employees and customers of the Covered Parties, subject to the limitations set forth in the Non-Competition Agreement. Mr. Rabiti will also agree not to disparage the Covered Parties and to customary confidentiality requirements. A copy of the Non-Competition Agreement is attached as Exhibit 10.4 hereto and is incorporated herein by reference.

Insider Letter Amendment

Simultaneously with the execution of the Business Combination Agreement, SPAC, Sponsor and the directors and officers of SPAC entered into an amendment (the “Insider Letter Amendment”) to that certain letter agreement, dated as of October 7, 2024 (the “Insider Letter”). Pursuant to the Insider Letter Amendment, the parties agreed, effective upon the Closing, to amend certain provisions of the Insider Letter to provide that the lock-up provisions applicable to the SPAC Common Stock exchanged for SPAC Class B Ordinary Shares (the “Founder Shares”) in the Merger shall be amended such that the applicable lock-up period shall commence from the Closing and end on the date that is 180 days after the Closing Date (subject to early release on the earlier upon (x) the date on which the volume-weighted average trading price of the SPAC Common Stock quoted on Nasdaq (or such other exchange on which the SPAC Common Stock may then be listed) is greater than or equal to $12.50 for any 20 trading days within any 30 trading day period beginning after the Closing and (y) subsequent to the Closing, the date on which SPAC consummates a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of its stockholders having the right to exchange their shares of SPAC Common Stock for cash, securities, or other property), subject to certain customary transfer exceptions. The foregoing description of the Insider Letter Amendment is qualified in its entirety by reference to the full text of the Insider Letter Amendment, a copy of which is attached hereto as Exhibit 10.5 and incorporated herein by reference.

Amended and Restated Registration Rights Agreement

Prior to the Closing, SPAC, the Sponsor and certain stockholders of NuCube will enter into an amended and restated registration rights agreement (the “Amended Registration Rights Agreement”) that will amend and restate the registration rights agreement entered into at the time of SPAC’s initial public offering, pursuant to which such stockholders of the Company, along with certain existing shareholders of SPAC, will be entitled to customary demand and piggyback registration rights. A copy of the form of Amended Registration Rights Agreement is attached as Exhibit 10.6 hereto and is incorporated herein by reference.

The Business Combination Agreement and other agreements described above have been included to provide investors with information regarding their respective terms. They are not intended to provide any other factual information about SPAC, NuCube, or the other parties thereto. In particular, the assertions embodied in the representations and warranties in the Business Combination Agreement were made as of a specified date, are modified or qualified by information in one or more confidential disclosure schedules prepared in connection with the execution and delivery of the Business Combination Agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Business Combination Agreement are not necessarily characterizations of the actual state of facts about SPAC, NuCube or the other parties thereto at the time they were made or otherwise and should only be read in conjunction with the other information that SPAC makes publicly available in reports, statements and other documents filed with the SEC. SPAC and NuCube investors and securityholders are not third-party beneficiaries under the Business Combination Agreement and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Business Combination Agreement.

The foregoing descriptions of agreements and the transactions and documents contemplated thereby are not complete and are subject to and qualified in their entirety by reference to the Business Combination Agreement, form of Company Support Agreement, form of Lock-Up Agreement, Sponsor Support Agreement, Non-Competition Agreement, Insider Letter Amendment and form of Amended Registration Rights Agreement, copies of which are filed with this Current Report on Form 8-K as Exhibits 2.1, 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, respectively, and the terms of which are incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2026, pursuant to the Transfer Agreement (as defined below), Mr. Thomas D. Hennessy was appointed to the SPAC Board.

Thomas D. Hennessy has served as a President of Hennessy Capital Group, LLC, an alternative investment firm founded in 2013 that focuses on investing in industrial innovation, clean energy, technology, and critical minerals and mining companies. Since February 2026, Mr. Hennessy has served as President and director of Hennessy Capital Investment Corp. VIII, a special purpose acquisition company. Since January 2025, Mr. Hennessy has also served as President, Chief Operating Officer, and director of Hennessy Capital Investment Corp. VII, a special purpose acquisition company. Since August 2023, Mr. Hennessy has served as chief executive officer and a director of Compass Digital Acquisition Corp., a special purpose acquisition company. Mr. Hennessy has previously served as a Chairman and CEO of Global Technology Acquisition Corp. I, a special purpose acquisition company. Mr. Hennessy has previously served as a director of TortoiseEcofin Acquisition Corporation III, a special purpose acquisition company. Mr. Hennessy has previously served as Chairman and Chief Executive Officer of two, a special purpose acquisition company, which in March 2024 closed a business combination agreement with LatAm Logistic Properties S.A. (NYSE: LPA), a leading developer, owner, and manager of institutional quality, class A industrial and logistics real estate in Central and South America. Mr. Hennessy has previously served as a director of Jaguar Global Growth Corporation I, a SPAC, which in October 2023 closed a business combination with Captivision Inc. (Nasdaq: CAPT), a leading designer and manufacturer of architectural media display glass. Mr. Hennessy has previously served as a director of 7GC & Co. Holdings, a SPAC, which in December 2023 closed a business combination with Banzai International Inc. (Nasdaq: BNZI), a leading marketing technology company that provides data-driven marketing and sales solutions. Previously, Mr. Hennessy served as Chairman, Co-Chief Executive Officer, and President of PropTech Acquisition Corporation’s business combination with Porch Group Inc. (Nasdaq: PRCH) in 2020 and subsequently served as an independent director of Porch Group. Mr. Hennessy previously served as a Portfolio Manager of Abu Dhabi Investment Authority and prior to that as an Investment Associate for Sam Zell’s Equity International. Mr. Hennessy started his career in the Investment Bank at Credit Suisse. Mr. Hennessy holds a B.A. degree from Georgetown University and an MBA from the University of Chicago Booth School of Business. Mr. Hennessy is qualified to serve as one of our directors due to his extensive experience with special purpose acquisition companies and his expertise in mergers and acquisitions.

SPAC has entered into its standard director indemnification agreement with Mr. Hennessy. Pursuant to the indemnification agreement, SPAC has agreed to indemnify and hold harmless Mr. Hennessy to the fullest extent permitted by applicable law and the Amended and Restated Memorandum and Articles of Association of SPAC, subject to certain exceptions. Mr. Hennessy also entered into a joinder to the Insider Letter.

Item 8.01 Other Events.

Sponsor Transfer

On June 25, 2026, the Sponsor and HCG Opportunity III, LLC (the “Buyer”) entered into a sponsor transfer agreement (the “Transfer Agreement”), pursuant to which among other things, the Buyer will acquire up to 2,875,000 Founder Shares and up to 2,250,000 Placement Warrants from Sponsor (the “Sponsor Transfer”), and Mr. Hennessy would be appointed to the SPAC Board following the execution of the Business Combination Agreement. The consummation of the Sponsor Transfer is subject to certain conditions, including the consummation of the Business Combination.

CEO Employment Agreement

On June 25, 2026, NuCube and Dr. Cristian Rabiti entered into a new Employment Agreement (the “CEO Employment Agreement”) to set forth the terms of Dr. Rabiti’s compensation and employment as NuCube’s Chief Executive Officer, which will become effective Closing. Pursuant to the terms of the Business Combination Agreement, in connection with the Closing, SPAC shall become the parent entity of NuCube, and shall be referred to in this section as “Parent”. In the event that the Closing does not occur or the Business Combination Agreement is terminated, the CEO Employment Agreement shall be void and shall not have any force or effect. Once it becomes effective, Dr. Rabiti shall serve as the Chief Executive Officer of NuCube, Parent and their respective subsidiaries, and the CEO Employment Agreement shall have an indefinite term and will be in place until it is terminated by NuCube or Dr. Rabiti, in each case pursuant to the terms of the CEO Employment Agreement.

Pursuant to the CEO Employment Agreement, Dr. Rabiti is entitled to a base salary of $450,000 and will be eligible to participate in Parent’s annual incentive bonus program with a target bonus of 100% of his base salary (the “Target Bonus”), and his actual annual incentive bonus will be determined based on Parent and personal performance. Dr. Rabiti will also be eligible to participate in Parent’s long-term incentive program. In consideration for services leading to the Closing and thereafter, pursuant to the CEO Employment Agreement, following the Closing, Dr. Rabiti will be entitled to an initial equity award in the form of restricted stock units (the “Initial RSUs”) in respect of Parent common stock, with the number of shares underlying the Initial RSUs to have a grant date value of $21,428,500 (the “Target RSU Value”). One third of the Initial RSUs shall vest on the first anniversary of the date of grant and the remainder shall vest in equal monthly installments over the succeeding twenty-four months, in each case subject to Dr. Rabiti’s continued employment through the applicable vesting date. Dr. Rabiti is also entitled to participate in the health and welfare benefit plans of Parent and NuCube that are generally available to other executive officers of Parent.

The CEO Employment Agreement provides for certain severance and change-of-control benefits. Specifically, if NuCube terminates Dr. Rabiti’s employment without “Cause” or if he resigns for “Good Reason” (each as defined in the CEO Employment Agreement), Dr. Rabiti is entitled to receive, subject to his execution of a valid release of claims, severance equal to his base salary for a period of 12 months, continued coverage under NuCube’s health and welfare plans for 12 months at the then-current active employee rate for senior executives, an amount equal to his Target Bonus prorated by the portion of the applicable performance period that Dr. Rabiti was employed prior to termination of employment (a “Pro-Rated Bonus”) and acceleration of 18 months of additional time-based vesting for any then outstanding equity awards (“Accelerated Vesting”). If Dr. Rabiti’s employment is terminated without Cause, or if he resigns for Good Reason within one year following, or three months preceding, a “Change in Control” (as defined in the CEO Employment Agreement) (as applicable, a “CIC Qualifying Termination”), Dr. Rabiti would be entitled to the same severance, subject to his execution of a valid release of claims, except that his base salary and health care continuation eligibility will be increased to 18 months and any time-based equity awards shall accelerate in full. If Dr. Rabiti’s employment is terminated due to his death, his personal representatives or heirs are entitled to receive, subject to execution of a valid release of claims, a Pro-Rated Bonus and Accelerated Vesting, and if the Initial RSUs have not been granted prior to such termination, subject to applicable securities laws and listing exchange requirements, Parent shall make a grant to Dr. Rabiti or his estate in respect of equity or equity-based interests of Parent with a grant date value equal to the Target RSU Value.

In consideration for the benefits provided by the CEO Employment Agreement, Dr. Rabiti has agreed to enter into NuCube’s standard confidentiality and proprietary information agreement and the CEO Employment Agreement additionally includes noncompete, nonsolicit of customers and employees and no-hire covenants that each last during his employment and for 12 months after employment (the “Restriction Period”). The Restriction Period can be increased by mutual agreement at the time of a resignation by Dr. Rabiti without Good Reason and will be automatically increased to 18 months in the event of a CIC Qualifying Termination.

If any amounts payable to Dr. Rabiti pursuant to the CEO Employment Agreement, taken together with any amounts or benefits otherwise payable to him by NuCube and any other person or entity required to be aggregated with NuCube for purposes of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), under any other plan, agreement, or arrangement (the “Covered Payments”), would be an “excess parachute payment” as defined in Section 280G of the Code and subject Dr. Rabiti to the excise tax imposed under Section 4999 of the Code, the CEO Employment Agreement provides that Dr. Rabiti would receive the greater after-tax benefit of either (i) the Covered Payments in full or (ii) a reduced amount that would avoid the excise tax imposed under Section 4999 of the Code.

Additional Information and Where to Find It

In connection with the proposed Business Combination, Launch Two and NuCube intend to file with the SEC a registration statement on Form S-4, (as amended or supplemented from time to time, the “Registration Statement”), which will include a proxy statement/prospectus relating to the proposed business combination. Investors, shareholders, and other interested persons are urged to read the Registration Statement, the proxy statement/prospectus, and all other relevant documents filed with the SEC carefully and in their entirety when they become available because they will contain important information about Launch Two, NuCube, and the Business Combination. Investors will be able to obtain free copies of these documents through the website maintained by the SEC at www.sec.gov.

Participants in Solicitation

NuCube and Launch Two and their respective directors, managers and executive officers may be deemed under SEC rules to be participants in the solicitation of proxies of Launch Two’s shareholders in connection with the Business Combination. Investors and security holders may obtain more detailed information regarding the names and interests of Launch Two’s directors and officers in the Business Combination in Launch Two’s filings with the SEC, including the IPO Prospectus. To the extent that holdings of Launch Two’s securities have changed from the amounts reported in the IPO Prospectus, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of Launch Two’s shareholders in connection with the Business Combination will be set forth in the proxy statement/prospectus on Form S-4 for the Business Combination, which will be filed by Launch Two and NuCube with the SEC. Investors, shareholders and other interested persons are urged to read the proxy statement/prospectus and other relevant documents that will be filed with the SEC carefully and in their entirety when they become available because they will contain important information about the Business Combination. Investors, shareholders and other interested persons will be able to obtain free copies of the proxy statement/prospectus and other documents containing important information about NuCube and Launch Two through the website maintained by the SEC at www.sec.gov.

No Offer or Solicitation

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or a solicitation of any proxy, vote, consent, or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful. No offering of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, or an exemption therefrom.

NEITHER THE SEC NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE BUSINESS COMBINATION DESCRIBED HEREIN, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR ANY RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION IN THIS CURRENT REPORT ON FORM 8-K. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the U.S. federal securities laws with respect to the parties and the Business Combination, including expectations, hopes, beliefs, intentions, plans, prospects, financial results or strategies regarding NuCube, Launch Two, the post-Business Combination company (the “Combined Company”), and statements regarding the anticipated benefits and timing of the completion of the Business Combination, the assets held by NuCube and by Launch Two, advanced nuclear energy, microreactor deployment, industrial power generation, AI data center energy demand and related energy infrastructure trends, the anticipated business of the Combined Company, NuCube and the markets in which they operate, planned business strategies, including, without limitation, NuCube’s plans to deploy its microreactor technologies to support industrial, manufacturing and data center energy needs, plans and use of proceeds, objectives of management for future operations of NuCube, expected operating costs of the Combined Company and its subsidiaries, the upside potential and opportunity for investors, the Combined Company and NuCube’s plan for value creation and strategic advantages, market size and growth opportunities, regulatory conditions, competitive position and the interest of other corporations in similar business strategies, technological and market trends, future financial condition and performance and expected financial impacts of the Business Combination, the satisfaction of closing conditions to the Business Combination and the level of redemptions of Launch Two’s public shareholders, and the parties’ respective or collective expectations, intentions, strategies, assumptions, or beliefs about future events, results of operations, or performance or that do not solely relate to historical or current facts. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “potential,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions; but this Current Report on Form 8-K may include other forward-looking information and data that are not preceded by any of the foregoing words. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.

Forward-looking statements are predictions, projections and other statements about future events or conditions that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this Current Report on Form 8-K, including, but not limited to: the risk that the Business Combination may not be completed in a timely manner or at all, which may adversely affect the price of Launch Two’s securities; the risk that the Business Combination may not be completed by Launch Two’s business combination deadline or any extension thereto; the failure by the parties to satisfy the conditions to the consummation of the Business Combination, including the approval of Launch Two’s shareholders; the failure of the Combined Company to obtain or maintain the listing of its securities on the Nasdaq Stock Market or the New York Stock Exchange after closing of the Business Combination; costs related to the Business Combination; changes in business, market, financial, political and regulatory conditions; risks relating to NuCube’s or the Combined Company’s anticipated operations and business, including, without limitation, NuCube’s plans to design, license, commercialize and deploy its microreactor technologies, including the costs, timeline, regulatory approvals and risks associated therewith; risks related to increased competition in the industries in which the Combined Company will operate; risks that after consummation of the Business Combination, the Combined Company may experience difficulties managing its growth, expanding operations, or executing its strategies; risks relating to the licensing, regulatory approval, construction, deployment and operation of advanced nuclear reactor technologies and related energy infrastructure; the outcome of any potential legal proceedings that may be instituted against NuCube, Launch Two, or others following announcement of the Business Combination; and those risk factors discussed in documents that NuCube or Launch Two filed, or will file, with the SEC.

The foregoing list of risk factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the (i) final prospectus of Launch Two dated as of October 7, 2024 and filed by Launch Two with the SEC on October 8, 2024 (the “IPO Prospectus”), (ii) the annual report on Form 10-K filed by Launch Two with the SEC on March 27, 2026, (iii) a registration statement on Form S-4 that Launch Two and NuCube intend to file in connection with the Business Combination, which will include a proxy statement of Launch Two, and other documents filed or to be filed by Launch Two and NuCube from time to time with the SEC. These materials do or will identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. There may be additional risks that neither Launch Two nor NuCube presently knows or that Launch Two and NuCube currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements.

Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and none of the parties or any of their representatives assumes any obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. None of the parties nor any of their representatives gives any assurance that any of Launch Two, NuCube, or the Combined Company will achieve its expectations.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*†	Business Combination Agreement, dated as of June 25, 2026, by and among Launch Two Acquisition Corp., Tesseract Merger Sub Inc. and NuCube Energy, Inc.

10.1*†	Form of Company Support Agreement, dated as of June 25, 2026, by and among Launch Two Acquisition Corp., NuCube Energy, Inc. and the holders party thereto.

10.2†	Form of Lock-Up Agreement, dated as of June 25, 2026, by and among Launch Two Acquisition Corp. and the holders party thereto.

10.3†	Sponsor Support Agreement, dated as of June 25, 2026, by and among Launch Two Acquisition Corp., NuCube Energy, Inc. and Launch Two Sponsor LLC.

10.4†	Non-Competition and Non-Solicitation Agreement, dated as of June 25, 2026, by and between Launch Two Acquisition Corp. and Cristian Rabiti.

10.5†	Amendment to Insider Letter Agreement, dated as of June 25, 2026, by and between Launch Two Acquisition Corp., Launch Two Sponsor LLC and the other parties thereto.

10.6	Form of Amended and Restated Registration Rights Agreement.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	The exhibits and schedules to this exhibit have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally to the SEC a copy of all omitted exhibits and schedules upon its request.
†	Certain personally identifiable information has been omitted from this exhibit pursuant to Item 601(a)(6) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 30, 2026

Launch Two Acquisition Corp.

By:	/s/ James J. McEntee, III
Name:	James J. McEntee, III
Title:	Chief Executive Officer